Exhibit 99.3

The Goldman Sachs Group, Inc. and Subsidiaries

The Goldman Sachs Group, Inc. and Subsidiaries
Unaudited Pro Forma Combined Condensed Financial Statements

INTRODUCTION

      On October 31, 2000, The Goldman Sachs Group, Inc. and its consolidated subsidiaries (“Goldman Sachs”) completed its combination with SLK LLC, a leader in securities clearing and execution, floor-based market making and off-floor market making. The combination was accounted for under the purchase method of accounting for business combinations.

      The unaudited pro forma combined condensed statement of financial condition as of August 25, 2000 was prepared as if the combination of Goldman Sachs and SLK LLC had occurred on that date. The unaudited pro forma combined condensed statements of earnings for the nine months ended August 25, 2000 and for the year ended November 26, 1999 were prepared as if the combination of Goldman Sachs and SLK LLC had occurred on November 28, 1998, the first day of Goldman Sachs’ 1999 fiscal year.

      The pro forma adjustments are described in Note 3 to these unaudited pro forma combined condensed financial statements. Intercompany transactions between Goldman Sachs and SLK LLC were not eliminated since the effect of those transactions was not material.

      The pro forma adjustments are based on currently available information and certain assumptions that management believes are reasonable. These unaudited pro forma combined condensed financial statements and the notes thereto should be read in conjunction with: (i) Goldman Sachs’ consolidated financial statements and the notes thereto, and Management’s Discussion and Analysis included in Goldman Sachs’ Annual Report on Form 10-K for the year ended November 26, 1999; (ii) SLK LLC and subsidiaries’ consolidated financial statements and the notes thereto as of and for the year ended September 30, 1999, which are included in this filing; (iii) Goldman Sachs’ condensed consolidated financial statements (unaudited) and the notes thereto, and Management’s Discussion and Analysis included in Goldman Sachs’ Quarterly Report on Form 10-Q for the nine months ended August 25, 2000; and (iv) SLK LLC and subsidiaries’ consolidated financial statements (unaudited) and the notes thereto as of and for the nine months ended June 30, 2000 and 1999, which are included in this filing.

      These unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved had the Goldman Sachs and SLK LLC combination been consummated as of the dates indicated, or of the results that may be achieved in the future. In particular, the purchase accounting adjustments described in Note 3 are preliminary in nature and are subject to further analysis and review.

THE GOLDMAN SACHS GROUP, INC. and SUBSIDIARIES
PRO FORMA COMBINED CONDENSED STATEMENT OF FINANCIAL CONDITION
(unaudited)
(in millions)

	Goldman Sachs
	Historical	SLK LLC Historical
	as of	as of	Pro Forma			Combined
	August 25, 2000	June 30, 2000	Adjustments			Pro Forma

Assets:

Cash and cash equivalents	$3,036	$27	$(2,054)	(a	)	$1,009

Securities borrowed	87,631	9,349	—			96,980

Securities purchased under agreements to resell	41,016	735	—			41,751

Financial instruments owned, at fair value	92,502	5,663	—			98,165

Other	50,819	9,571	4,005	(a	)	64,550

			110	(b	)

			45	(a	)

	$275,004	$25,345	$2,106			$302,455

Liabilities and Equity:

Short-term borrowings, including commercial paper	$37,917	$1,555	$53	(a	)	$39,525

Payables to customers and counterparties	57,879	5,766	—			63,645

Securities sold under agreements to repurchase	42,697	738	—			43,435

Financial instruments sold, but not yet purchased, at fair value	74,078	3,033	—			77,111

Other	21,212	12,256	5	(a	)	33,473

Long-term borrowings	28,528	495	(35)	(a	)	28,988

	262,311	23,843	23			286,177

Members’ equity	—	1,502	(1,502)	(a	)	—

Common stock	5	—	—	(a	)	5

Restricted stock units	4,048	—	702	(b	)	4,750

Additional paid-in capital	7,728	—	3,475	(a	)	11,203

Retained earnings and other	2,593	—	(180)	(b	)	2,413

Unearned compensation	(1,681)	—	(412)	(b	)	(2,093)

	12,693	1,502	2,083			16,278

	$275,004	$25,345	$2,106			$302,455

The accompanying notes are an integral part of these pro forma combined condensed financial statements.

THE GOLDMAN SACHS GROUP, INC. and SUBSIDIARIES
PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
 (unaudited)
(in millions, except per share amounts)

	Nine Months Ended

	Goldman Sachs	SLK LLC
	Historical	Historical	Pro Forma		Combined
	August 25, 2000	June 30, 2000	Adjustments		Pro Forma

Revenues:

Total revenues	$25,011	$2,696	$—			$27,707

Interest expense	11,836	1,052	—			12,888

Revenues, net of interest expense	13,175	1,644	—			14,819

Operating expenses:

Compensation and benefits	6,587	436	387	(c	)	7,410

Amortization of employee initial public offering and acquisition awards	314	—	76	(b	)	390

Other operating expenses	2,164	309	150	(d	)	2,623

Total operating expenses	9,065	745	613			10,423

Pre-tax earnings	4,110	899	(613)			4,396

Provision for taxes	1,644	53	61	(e	)	1,758

Net earnings	$2,466	$846	$(674)			$2,638

Earnings per share
Basic	$5.10					$5.06

Diluted	4.85					4.82

Average common shares outstanding
Basic	483.4					521.4	(f	)

Diluted	508.2					547.7	(f	)

The accompanying notes are an integral part of these pro forma combined condensed financial statements.

THE GOLDMAN SACHS GROUP, INC. and SUBSIDIARIES
PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
(unaudited)
(in millions, except per share amounts)

	Year Ended			Year Ended

	Goldman			Goldman
	Sachs	IPO		Sachs	SLK LLC
	Historical	Pro Forma		Pro Forma	Historical
	November 26,	Adjustments		November 26,	September 30,
	1999	(g)		1999	1999

Revenues:

Total revenues	$25,363	$—		$25,363	$2,177

Interest expense	12,018	7	(g1)	12,025	863

Revenues, net of interest expense	13,345	(7)		13,338	1,314

Operating expenses:

Compensation and benefits	6,459	—		6,459	362

Nonrecurring employee initial public offering awards	2,257	(2,257)	(g2)	—	—

Amortization of employee initial public offering and acquisition awards	268	192	(g3)	460	—

Other operating expenses	2,369	(200)	(g4)	2,169	302

Total operating expenses	11,353	(2,265)		9,088	664

Pre-tax earnings	1,992	2,258		4,250	650

(Benefit)/provision for taxes	(716)	2,416	(g5)	1,700	49

Net earnings	$2,708	$(158)		$2,550	$601

Earnings per share

Basic	$5.69			$5.36

Diluted	5.57			5.27

Average common shares outstanding

Basic	475.9	(0.5)	(g6)	475.4

Diluted	485.8	(1.9)	(g7)	483.9

[Additional columns below]

[Continued from above table]

	Pro Forma			Combined
	Adjustments			Pro Forma

Revenues:

Total revenues	$—			$27,540

Interest expense	—			12,888

Revenues, net of interest expense	—			14,652

Operating expenses:

Compensation and benefits	274	(c	)	7,095

Nonrecurring employee initial public offering awards	—			—

Amortization of employee initial public offering and acquisition awards	101	(b	)	561

Other operating expenses	200	(d	)	2,671

Total operating expenses	575			10,327

Pre-tax earnings	(575)			4,325

(Benefit)/provision for taxes	(19)	(e	)	1,730

Net earnings	$(556)			$2,595

Earnings per share

Basic				$5.06

Diluted				4.97

Average common shares outstanding

Basic				513.1	(f	)

Diluted				522.5	(f	)

The accompanying notes are an integral part of these pro forma combined condensed financial statements.

THE GOLDMAN SACHS GROUP, INC. and SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

      The unaudited pro forma combined condensed financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. As permitted by these rules, the financial statements are presented on a condensed basis. The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma combined condensed financial statements. Under this method of accounting, the purchase price is allocated to tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the effective date of the combination. The excess of consideration paid over the estimated fair value of net assets acquired is recorded as goodwill. Goodwill and identifiable intangible assets will be amortized as a charge to earnings over their expected life. The pro forma adjustments are based on estimates. The final allocation of the purchase price will be determined after appraisals and a comprehensive evaluation of the fair value of the SLK LLC assets acquired and liabilities assumed is completed. Goldman Sachs does not expect the change in amortization expense to be material.

NOTE 2. PURCHASE PRICE INFORMATION

      In exchange for the membership interests in SLK LLC and the subordinated debt of certain retired members, Goldman Sachs issued 35.3 million shares of its common stock valued at $3.5 billion, issued $149 million in debentures and paid $2.1 billion in cash. The common stock of Goldman Sachs that was issued as consideration in the combination was valued using the average market price per share immediately before and after October 16, 2000, the measurement date.

NOTE 3. PRO FORMA ADJUSTMENTS

(a)	Purchase price and net assets of SLK LLC. Adjustment to reflect the combination of Goldman Sachs and SLK LLC and the goodwill and identifiable intangible assets acquired:

(in millions, except per share amounts)

Issuance of Goldman Sachs equity
Common stock, $0.01 par value, 35.3 shares issued	$—

Additional paid-in capital	3,475

Increase in equity	3,475

Consideration paid in cash	2,054

Debentures issued	149

Combination costs	5

Total purchase price	$5,683

SLK LLC members’ equity as of June 30, 2000	$1,502

Retired members’ subordinated debt	184

Fair value adjustments to tangible assets and liabilities	(8)

Goodwill and identifiable intangible assets acquired	4,005

Total purchase price	$5,683

(b)	Issuance of acquisition awards. Adjustment to the unaudited pro forma combined condensed statement of financial condition to reflect the establishment of a $702 million retention pool of restricted stock units for all SLK LLC employees, of which $290 million ($180 million after tax) was related to restricted stock units for which future service was not required as a condition to the delivery of the underlying shares of common stock. A deferred tax asset of $110 million was recorded in connection with these restricted stock units. The unaudited pro forma combined condensed statement of earnings does not give effect to the charge of $290 million because of its nonrecurring nature.

THE GOLDMAN SACHS GROUP, INC. and SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS — (Continued)

Adjustment to the unaudited pro forma combined condensed statements of earnings to reflect the amortization of that portion of the retention pool which consisted of restricted stock units awarded to SLK LLC employees for which future service is required as a condition to the delivery of the underlying shares of common stock. These restricted stock units will vest in installments in years three, four and five following the date of the consummation of the combination. The value of this portion of the retention pool is $412 million ($702 million less $290 million), approximately 25% of which will be amortized as a noncash charge to earnings in the first year. The remaining 75% of the value of this pool will be amortized over the next four years as follows: 25%, 25%, 18% and 7% in years two, three, four and five, respectively. Accordingly, the pro forma amortization expense was $76 million and $101 million for the nine months ended August 25, 2000 and the year ended November 26, 1999, respectively.

(c)	Compensation and benefits. Adjustment to reflect the compensation and benefits expense related to managing directors of Goldman Sachs who were members of SLK LLC. Since SLK LLC operated as a limited liability company, there is no meaningful historical measure of the compensation and benefits that would have been paid, in corporate form, to the managing directors who were members of SLK LLC for services rendered for the nine months ended August 25, 2000 and for fiscal 1999. Accordingly, management has estimated these amounts, which are substantially performance-based, by reference to Goldman Sachs’ historical ratios of compensation and benefits to net revenues in these periods. As a result, additional compensation and benefits expense related to the managing directors who were members of SLK LLC of $387 million for the nine months ended August 25, 2000 and $274 million for fiscal 1999 has been recorded on the pro forma combined condensed statements of earnings.

(d)	Amortization of goodwill and other intangible assets. Adjustment to reflect the amortization expense related to goodwill and other intangible assets. A preliminary estimate of the amortization of goodwill and other intangible assets was computed on a straight-line basis over a 20-year period. The final purchase price allocation may result in a different amortization period after certain intangible assets, such as the specialist book, customer lists and trademarks, are appraised. Goldman Sachs does not expect the change in amortization expense to be material.

(e)	Income taxes. Adjustment to reflect a pro forma provision for the SLK LLC share of corporate taxes at the statutory rate of 40%.

(f)	Average shares outstanding. Average shares outstanding are computed on a weighted-average basis, after giving effect to the pro forma adjustments. For the purpose of calculating basic earnings per share, shares outstanding include the shares of common stock issued in connection with the combination and the shares of common stock underlying the restricted stock units awarded to SLK LLC employees for which future service was not required as a condition to the delivery of the underlying shares of common stock.

Pro forma diluted shares outstanding reflect the dilutive effect of the common stock deliverable pursuant to the restricted stock units awarded to SLK LLC employees for which future service is required as a condition to the delivery of the underlying shares of common stock. For purposes of calculating pro forma diluted average common shares outstanding related to these restricted stock units, the grant price of $99.81 per share has been used.

THE GOLDMAN SACHS GROUP, INC. and SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS — (Continued)

(g)	IPO pro forma adjustments. The IPO pro forma adjustments were prepared as if Goldman Sachs’ conversion to corporate form and related transactions had taken place at the beginning of fiscal 1999.

(1)	Adjustment to reflect the additional interest expense on junior subordinated debentures issued to retired limited partners in exchange for their interests in The Goldman Sachs Group, L.P. and certain affiliates.

(2)	Adjustment to eliminate the nonrecurring effect of the expense related to restricted stock units, awarded to employees in connection with Goldman Sachs’ conversion to corporate form, for which future service was not required as a condition to the delivery of the underlying common stock, and the initial irrevocable contribution of shares of common stock to Goldman Sachs’ defined contribution plan.

(3)	Adjustment to reflect additional amortization for the full fiscal year related to certain restricted stock units awarded to employees in connection with our conversion to corporate form, which vest in equal installments in years three, four and five following the date of grant (May 7, 1999). These restricted stock units had a value of $1.76 billion at date of grant, approximately 26% of which was amortized as a noncash expense, after giving effect to forfeitures, in the twelve months following the date of grant. The remaining 74% of the value of these restricted stock units will be amortized over the next four years as follows: 26%, 26%, 15% and 7% in years two, three, four and five, respectively.

(4)	Adjustment to eliminate the expense related to the charitable contribution to The Goldman Sachs Foundation made at the time of the initial public offering.

(5)	Adjustment to reflect a pro forma provision for income taxes for Goldman Sachs in corporate form at the statutory tax rate of 40%.

(6)	Adjustment to reflect the effect of share activity, primarily related to the acquisition of The Hull Group in September 1999, which is averaged over the period beginning on May 4, 1999 (the day trading in our common stock commenced) for actual purposes, and over the entire year for pro forma purposes.

(7)	Adjustment to diluted average common shares outstanding to reflect the additional dilutive effect of the common stock deliverable pursuant to the restricted stock units and stock options, awarded to employees in connection with our conversion to corporate form, for which future service is required as a condition to the delivery of the underlying common stock. For purposes of calculating pro forma diluted average common shares outstanding, the initial public offering price of $53 per share was used from the beginning of 1999 until May 4, 1999. Thereafter, the actual daily closing prices were used.